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                                                                      EXHIBIT 15


               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


The Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 number 333-44038) and related Prospectus pertaining to the 2000 Employee Plan and 2000 Non-Employee Directors Plan of PacifiCare Health Systems, Inc. and in the Registration Statement (Form S-8 number 333-49272) and related Prospectus pertaining to the 1996 Stock Option Plan for Officers and Key Employees and the related Prospectus pertaining to the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. and in the Registration Statement (Form S-8 number 333-48377) and related Prospectus pertaining to the 1997 Premium Priced Stock Option Plan and the related Prospectus pertaining to the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. of our report dated May 1, 2001 (except for Note 9, as to which the date is May 3, 2001) relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2001 and 2000.


                                                               ERNST & YOUNG LLP

Irvine, California
May 9, 2001


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